UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 27, 2010
TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33402 (Commission File Number)	72-1252405 (I.R.S. Employer Identification No.)
10001 Woodloch Forest Drive, Suite 610
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)
(281) 203-5700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Trico Shipping Working Capital Facility Forbearance
Trico Marine Services, Inc. (the “Company”) and Trico Shipping AS (“Trico Shipping”), an indirect, wholly-owned subsidiary of the Company, determined that the following financial covenants under the Credit Agreement dated as of October 30, 2009, as amended (the “Trico Shipping Working Capital Facility”) have not been or will not be satisfied (the “Facility Subject Defaults”): (i) the minimum cash requirements of Section 10.13 for the end of fiscal month ending August 31, 2010 and (ii) the minimum monthly EBITDA requirements of Section 10.14 for the twelve-month period ending July 31, 2010. Accordingly, on September 2, 2010, Trico Shipping entered into a Forbearance Agreement (the “Working Capital Facility Forbearance”) by and among Trico Shipping and certain of its subsidiaries and affiliates, Nordea Bank Finland plc, New York Branch (“Nordea”), and certain funds managed by Tennenbaum Capital Partners, LLC (collectively, “Tennenbaum” and collectively with Nordea, the “Consenting Lenders” and each, a “Consenting Lender”). Pursuant to the Working Capital Facility Forbearance, the Consenting Lenders agreed to forbear from the exercise of remedies under the Trico Shipping Working Capital Facility in connection with the Facility Subject Defaults.
Under the terms and conditions of the Working Capital Facility Forbearance, each Consenting Lender severally agreed that until the Working Capital Facility Forbearance has been terminated, it will not, as a result of the Facility Subject Defaults, or any Default or Event of Default (as such terms are defined in the Trico Shipping Working Capital Facility) arising therefrom: (i) pursue any right or remedy (including, without limitation, the acceleration of any obligation owing in respect of the Trico Shipping Working Capital Facility) against the Company, Trico Shipping, or any guarantor under any applicable law, the Trico Shipping Working Capital Facility or the Security Documents (as such term is defined in the Trico Shipping Working Capital Facility), as applicable, or (ii) initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the Trico Shipping Working Capital Facility or the Obligations (as such term is defined in the Trico Shipping Working Capital Facility) other than to enforce the Working Capital Facility Forbearance. Further, by copy of the Working Capital Facility Forbearance, each Consenting Lender requested that except as specifically set forth in the Working Capital Facility Forbearance, the administrative agent and the collateral agent not enforce remedies pursuant to the terms of the Trico Shipping Working Capital Facility or the Security Documents during the term of the Working Capital Facility Forbearance. Under the terms of the Working Capital Facility Forbearance, the forbearance does not constitute a consent to, or waiver of, the occurrence of any Default or Event of Default or any “event of default” (however styled) under any Credit Document or any other instrument governing indebtedness of any Credit Party (as such terms are defined in the Trico Shipping Working Capital Facility).
The Working Capital Facility Forbearance is effective upon satisfaction of certain conditions precedent, including execution by the Consenting Lenders and execution of a forbearance agreement by the holders of a majority of the 11?% senior secured notes due 2014 (the “Senior Secured Notes”).
The Working Capital Facility Forbearance terminates effective immediately upon the earlier to occur of (i) any action to exercise any right or remedy against a material part of the collateral securing the Obligations by any party, other than the administrative agent, the collateral agent or any Lender, or the commencement of any insolvency proceedings by or against Trico Shipping or any guarantor other than the Company, Trico Marine Cayman, LP and Trico Holdco, LLC; (ii) the occurrence or existence of any Event of Default other than the Facility Subject Defaults (or any of the Defaults or Events of Default resulting from the failure to give notice of the Facility Subject Defaults or any representation or warranty failing to be true and correct in all material respects, in each case as a result of the occurrence of the Facility Subject Defaults); (iii) the termination of the forbearance agreement executed by the holders of a majority of the Senior Secured Notes; (iv) the failure of any Credit Party to comply with any term, covenant or condition applicable to any of them (including the breach of any representation or warranty by any of them) in the Working Capital Facility Forbearance; (v) the failure of Trico Shipping to enter into a loan or credit agreement and obtain funding to provide liquidity to Trico Shipping and its subsidiaries in a form reasonably acceptable to the lenders on or prior to September 20, 2010; (vi) the liquidity as of August 31, 2010 being less than $3.5 million; and (vii) October 1, 2010.

Trico Shipping Indenture Forbearance
The Company and Trico Shipping determined that the following financial covenants under the Indenture dated as of October 30, 2009 between Trico Shipping, the Company, the other guarantors specified therein, and Deutsche Bank National Trust Company (as successor trustee to Wells Fargo Bank, N.A.), as Trustee, as amended by the First Supplemental Indenture dated as of June 25, 2010 (as so amended, the “Indenture”) have not been or will not be satisfied (the “Indenture Subject Defaults”): (i) the minimum cash requirements of Section 4.33(1) of the Indenture for the fiscal month ending August 31, 2010 and (ii) the minimum monthly EBITDA requirements of Section 4.33(2) of the Indenture for the twelve-month period ending July 31, 2010. Accordingly, on September 2, 2010, Trico Shipping, certain of its subsidiaries and affiliates and certain holders of, or legal or beneficial owners of, or the investment manager with discretionary authority with respect to Trico Shipping’s Senior Secured Notes issued under the Indenture (collectively, the “Consenting Holders” and each, a “Consenting Holder”) executed a Forbearance Agreement (the “Indenture Forbearance”).
Under the terms and conditions of the Indenture Forbearance, each Consenting Holder severally agreed that until the Indenture Forbearance has been terminated, it will not, as a result of the Indenture Subject Defaults, or any Default or Event of Default (as such terms are defined in the Indenture) arising therefrom: (i) direct the Trustee to pursue any right or remedy (including, without limitation, the acceleration of any obligation owing in respect of the Indenture and/or the Senior Secured Notes) against the Company, Trico Shipping or the guarantors under applicable law, the Security Documents (as such term is defined in the Indenture), the Senior Secured Notes or the Indenture, as applicable, or (ii) initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the Senior Secured Notes other than to enforce the Indenture Forbearance. Under the terms of the Indenture Forbearance, the forbearance does not constitute a waiver of the occurrence or the continuance of any Event of Default that is a Subject Default and that has occurred and is continuing, and each Event of Default that has occurred will continue to exist unless and until cured or waived by the Consenting Holders pursuant to the terms of the Indenture. Each Consenting Holder also severally agreed that until the Indenture Forbearance has been terminated, in the event that any holder of the Senior Secured Notes acts to accelerate or otherwise declare all of the notes to be due and payable immediately, the Consenting Holder will, by notice to the Trustee, act to rescind such acceleration or declaration and its consequences.
The Indenture Forbearance is effective upon satisfaction of certain conditions precedent, including execution by Consenting Holders owning more than 50% of the aggregate principal amount of Senior Secured Notes.
The Indenture Forbearance terminates effective immediately upon the earliest to occur of (i) any action to exercise any right or remedy against a material part of the collateral securing the Senior Secured Notes by any party, other than the Trustee, or any holders of the notes, or the commencement of any insolvency proceedings by or against the Trico Shipping or any guarantor other than the Company, Trico Marine Cayman, LP and Trico Holdco, LLC; (ii) the occurrence or existence of any Default or Event of Default other than the Indenture Subject Defaults; (iii) the entry into any agreement by Trico Shipping or any of its subsidiaries, or the announcement of any negotiations or discussions regarding an intention, to incur any indebtedness or other capital infusion, in each case other than with the Consenting Holders; (iv) the failure of the guarantors, Trico Shipping or the Company to comply with any term, covenant or condition applicable to any of them (including the breach of any representation or warranty by any of them) in the Indenture Forbearance; (v) October 1, 2010; or (vi) the failure of the guarantors or Trico Shipping (other than the Company, Trico Marine Cayman, LP and Trico Holdco, LLC) to have entered by September 20, 2010 into a new $22 million senior secured credit facility with certain noteholders and Tennenbaum as previously described in the Company’s Form 8-K filed on August 26, 2010.
Relationships
Nordea serves as administrative agent, book runner, joint lead arranger and a lender under the Trico Shipping Working Capital Facility. Nordea is the issuer of certain of the Company’s letters of credit. Tennenbaum is a lender under the Company’s Second Amended and Restated Credit Agreement dated as of June 11, 2010, as amended, the Trico Shipping Working Capital Facility and the Company’s Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement dated as of August 24, 2010.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 27, 2010, the Company received notice from The NASDAQ Listing Qualifications Staff (the “Staff”) stating that the Staff has determined that the Company’s securities will be delisted from The NASDAQ Stock Market LLC (the “NASDAQ”). The decision was reached by the Staff under NASDAQ Listing Rules 5101, 5110(b) and IM-5101-1 following the Company’s announcement on August 25, 2010 that it and certain of its subsidiaries filed for voluntary reorganization under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended, in the United States Bankruptcy Court for the District of Delaware (the “Chapter 11 Cases”). The Company does not plan to appeal the Staff’s determination to delist the Company common stock. Accordingly, trading of the Company’s common stock will be suspended at the opening of business on September 8, 2010, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on the NASDAQ.
After the Company’s common stock is delisted by NASDAQ, it may trade on the OTC Bulletin Board (“OTC BB”) or the Pink OTC Markets Inc. (the “Pink Sheets”), but only if at least one market maker decides to quote the Company’s common stock. There is no assurance that any market maker will decide to quote the Company’s common stock immediately following delisting by NASDAQ or at all, and thus there is no assurance that the Company’s common stock will be eligible to trade on the OTC BB or the Pink Sheets.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC. (Registrant)
Dated: September 2, 2010	By:	/s/ Brett Cenkus
Brett Cenkus
General Counsel and Secretary